Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Bel Fuse Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1:  Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price per Unit (2)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock, par value $0.10 per share	457(o)
	Equity	Class B Common Stock, par value $0.10 per share	457(o)
	Equity	Preferred Stock, no par value per share	457(o)
	Other	Warrants	457(o)
	Debt	Debt Securities	457(o)
	Other	Depositary Shares	457(o)
	Other	Units	457(o)
	Unallocated (Universal) Shelf	(1)	457(o)			$110,000,000.00	0.00011020	$12,122.00
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities
Carry Forward Securities	Equity	Class A Common Stock, par value $0.10 per share	415(a)(6)			S-3	333-239189	06/26/2020
	Equity	Class B Common Stock, par value $0.10 per share	415(a)(6)			S-3	333-239189	06/26/2020
	Equity	Preferred Stock, no par value per share	415(a)(6)			S-3	333-239189	06/26/2020
	Other	Warrants	415(a)(6)			S-3	333-239189	06/26/2020
	Debt	Debt Securities	415(a)(6)			S-3	333-239189	06/26/2020
	Other	Depositary Shares	415(a)(6)			S-3	333-239189	06/26/2020
	Other	Units	415(a)(6)			S-3	333-239189	06/26/2020
	Unallocated (Universal) Shelf		415(a)(6)	$140,000,000.00(4)		S-3	333-239189	06/26/2020	$18,172.00
	Total Offering Amounts			$250,000,000.00	$12,122.00
	Total Fees Previously Paid				—
	Total Fee Offsets				—
	Net Fee Due				$12,122.00

(1) The amount to be registered consists of up to $250,000,000 of an indeterminate amount of Class A Common Stock, Class B Common Stock, preferred stock, debt securities, warrants, depositary shares and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of preferred stock, common stock, debt securities, depositary shares or units as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The securities registered hereunder also include an indeterminate number of securities as may be issued pursuant to anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock splits, stock dividends or similar transactions.

(2) The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.ii.b. to Item 16(b) of Form S-3 under the Securities Act.

(3) Estimated solely for purposes of computing the registration fee. No separate consideration will be received for (i) common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) preferred stock, common stock, debt securities, depositary shares or units that may be issued upon exercise of warrants registered hereby, as the case may be.

(4) Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to the registration statement include $140,000,000 of unsold securities previously registered on the registrant’s registration statement on Form S-3 filed on June 15, 2020, and declared effective on June 26, 2020 (File No. 333-239189) (the “Prior Registration Statement”). The Prior Registration Statement registered securities for a proposed maximum aggregate offering price of $140,000,000, of which $140,000,000 remain unsold. In connection with the filing of the Prior Registration Statement, the registrant paid a registration fee of $18,172 related to such unsold securities (of which registration fee $16,758 in net filing fees were paid at the time of submission of the Prior Registration Statement, and $1,414 of the filing fee was credited by way of offset from a prior filing). In accordance with Question 212.24 of the Securities and Exchange Commission, Division of Corporation Finance’s Compliance and Disclosure Interpretations regarding Securities Act Rules, the registrant is not required to pay any additional fee with respect to the $140,000,000 of unsold securities being included in this registration in reliance on Rule 415(a)(6), because such unsold securities (and associated fees) are being moved from the Prior Registration Statement to this registration statement. Accordingly, the Amount of Registration Fee above reflects only the registration fee attributable to the $110,000,000 of new securities registered on this registration statement. Pursuant to Rule 415(a)(6) of the Securities Act, the $18,172 registration fee previously paid by the registrant relating to the unsold securities included on this registration statement will continue to be applied to such unsold securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the Prior Registration Statement the unsold securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any unsold securities under the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of unsold securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.